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                                                                    Exhibit 10.3


                               FACTORING AGREEMENT

         THIS AGREEMENT is made this 03 day of November, 1998, between NATIONSBANC BUSINESS FINANCE CORPORATION (NationsBanc") and Health & Nutrition Systems International, Inc. (the "Client").

                                    RECITALS

         The Client from time to time will own accounts receivable resulting from the Clients sale of products or services. The Client wishes to sell certain accounts receivable to NationsBanc in accordance with the terms hereof For purposes hereof, the following terms shall have the following meanings: (a) the term "Receivables" shall mean all receivables, instruments, accounts, chattel paper, notes, contract rights and general intangibles resulting from the Clients sale of products or services before, on or before the date hereof; and (b) the term "Account Debtor" shall mean each person or entity obligated to pay any Receivable.

         Now, therefore, for good and valuable consideration, the parties agree as follows:

         1. Purchase of Receivables. The Client shall, at such intervals as NationsBanc may require, tender to NationsBanc all Receivables then owned by the Client. Promptly after such tender, NationsBanc shall notify the Client if NationsBanc wishes to purchase any or all of such Receivables. The parties agree as follows with respect to each Receivable that NationsBanc elects to purchase:

                  (a) The purchase price (the "Purchase Price") for cash Receivable shall be 96.75% of the face value thereof (or such lesser percentage as the parties may from time to time agree upon with respect to specific Receivables).

                  (b) The parties shall consummate the Clients sale of each Receivable as promptly as practicable after NationsBanc's election to purchase the Receivable. The parties shall take the following actions to effect each such purchase and sale:

                           (i) NationsBanc shall pay the Client an amount equal
                  to the Purchase Price less the Reserve Amount (as defined herein).

                           (ii) The Client shall execute and deliver to
                  NationsBanc, an assignment or endorsement (or both) of the Receivable in such form as NationsBanc may require. In addition, the Client shall deliver to NationsBanc: (aa) if requested by NationsBanc, a purchase order signed by the Account Debtor; (bb) if requested by NationsBanc, a valid invoice with evidence of shipment of goods in accordance with any applicable purchase order, (cc) if requested by NationsBanc, a certificate duly executed by or on behalf of the Account Debtor stating that all services have been


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                  satisfactorily completed in accordance with the purchase
                  order; (dd) any contracts, agreements, chattel paper, notes, securities and instruments evidencing or relating to the Receivable; (ee) any credit memoranda relating to the Receivable; and (fl) such other documents and certificates as NationsBanc may request.

                  (c) From and after the Clients assignment of any Receivable to NationsBanc, NationsBanc shall control and shall be entitled to collect and receive all amounts payable under the Receivable. NationsBanc shall from and after such time be vested with all of the Clients rights in the Receivable including without limitation: (i) the Clients right to stop in transit any shipment of merchandise evidenced by the Receivable; and (ii) the Clients right of replevin and reclamation with respect to the merchandise evidenced by the Receivable. NationsBanc shall have the right at its sole option to take possession of and sell such merchandise at public or private sale at the Clients expense for the purpose of paying the Clients obligations to NationsBanc. The Client shall not sue or make any collection on or with respect to any Receivable assigned hereunder except as otherwise authorized or directed by NationsBanc. All remittances received by the Client with respect to Receivables purchased by NationsBanc shall be held in trust for NationsBanc, and the Client will immediately deliver to NationsBanc all checks, monies or other forms of payment received with respect to such Receivables. NationsBanc assumes no responsibility in the acceptance of checks or other forms of exchange in payment of the Receivables acquired by it hereunder. NationsBanc may in its sole discretion extend the time for payment under, or make any compromise, adjustment or modification with respect to, any Receivable assigned hereunder without the Client's consent and without in any manner affecting the representations, warranties or agreements of the Client set forth herein.

                  (d) NationsBanc shall not be obligated to purchase any Receivable hereunder unless and until: (i) NationsBanc accepts an assignment of the Receivable in accordance with the terms hereof; and
         (h) all other terms and conditions set forth herein with respect to such purchase shall have been satisfied. NationsBanc's purchase of any Receivable or Receivables on one occasion shall not obligate NationsBanc to purchase other Receivables on future occasions.

                  (e) All invoices relating to the Receivables shall be in such form as NationsBanc, may from time to time approve. Such invoices shall, at NationsBanc's option, bear a legend notifying the Account Debtor of the assignment hereunder and directing the Account Debtor to make payment to NationsBanc at such address as NationsBanc may specify. NationsBanc shall be entitled, in its discretion, to mail all invoices relating to Receivables





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         purchased by it. The Client shall upon demand reimburse NationsBanc for all postage, clerical and other costs incurred by NationsBanc in connection with any such mailing.

         2. Reserve Account.

                  (a) The Client shall maintain a reserve account (the "Reserve Account") on the books of NationsBanc, or any designee of NationsBanc, having at all times an aggregate balance that is not less than the Specified Percentage (as defined herein) of the outstanding balance of all Receivables then held by NationsBanc. NationsBanc shall be entitled to withhold such amount (the "Reserve Amount") from the Purchase Price of each Receivable as is necessary to ensure that the aggregate balance of the Reserve Account is not less than the minimum amount required hereunder. The Reserve Account shall be an account maintained on NationsBanc's books, and NationsBanc shall not be obligated to: (i) maintain cash or other funds in such account; or (ii) segregate funds or other amounts held in or credited to the Reserve Account from other funds held by NationsBanc. The Client shall not be entitled to any interest or income on amounts credited to the Reserve Account. The Specified Percentage shall mean 15.00% or such other percentage as NationsBanc may from time to time specify.

                  (b) If at any time the Client incurs any obligation to NationsBanc hereunder, NationsBanc shall be entitled, without limitation, to charge the Reserve Account with the amount of such obligation.

                  (c) If at any time the aggregate amount of the Reserve Account is less than the minimum amount required hereunder, the Client shall upon demand of NationsBanc immediately remit the amount of such deficiency to NationsBanc.

                  (d) NationsBanc may, in its sole discretion, from time to time remit funds to the Client if NationsBanc in its discretion determines that the balance of the Reserve Account at such time exceeds the minimum amount required hereunder. NationsBanc shall remit to the Client the balance remaining in the Reserve Account after: (i) termination of this Agreement; and (ii) the Clients satisfaction of all of its obligations to NationsBanc hereunder.

         3. Fees.

                  (a) One time closing costs of $500.00.

                  (b) The Client shall tender sufficient Receivables to NationsBanc during each calendar month to assure that the Discount Amount (as defined herein)






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         for such month will equal or exceed $1,250.00 (the "Minimum. Amount").
         If the Discount Amount for any calendar month is loss than the Minimum Amount, then the Client shall, not later than 15 days after the end of such calendar month, pay NationsBanc an amount equal to the excess of the Minimum Amount over the Discount Amount for such month. For purposes hereof, the "Discount Amount" for each calendar month shall equal 3.25% of the aggregate face amount of all Receivables tendered to NationsBanc hereunder during such month. NationsBanc may, at its option, charge the Reserve Account for amounts owed by the Client under this subparagraph.

                  (c) Additional fee of 1% on invoices pad 46 to 75 days from invoice date.
                      Additional fee of 2% on invoices paid 76 to 15 days from invoice date.
                      Additional fee of 3% on invoices paid 106 days from invoice date and beyond.

         4. Representations and Warranties.

                  (a) The Client expressly represents, warrants, under-takes and agrees as follows with respect to each Receivable assigned to
         NationsBanc: (i) the Client is the lawful owner of each 3uch Receivable subject to no liens, claims or security interests; (ii) each Receivable shall be sold and assigned to NationsBanc as absolute owner free and clear of all liens, claims and security interests (iii) each Receivable represents an amount owed to the Client as a result of a bona fide sale in the ordinary course of business of a product or service to an Account Debtor who is not affiliated with the Client; (iv) no Receivable is or will be subject to any dispute or claim by the Account Debtor as to price, terms, quality, quantity or delay in shipment; (v) no Account Debtor shall have asserted, or shall otherwise be entitled to, any offset, counterclaim, contra account or any defense of any kind or character; (vi) no Receivable will be subject to any discount, deduction, allowance or special payment terms; (vii) the Client does not have and will not have at the time of any assignment any knowledge of any fact that would or could affect the validity or collectibility of any Receivable, (viii) no Receivable will represent a delivery of merchandise; upon "consignment," "guaranteed sale," "sale or return," "payment on reorder" or similar terms; (Ix) no Receivable will represent a "pack, bill and hold" or similar transaction; (x) the names of the Account Debtors and the amounts owing on the due dates of each Receivable are and will be correctly stated in all instruments of assignment. schedules, invoices or other documentation famished by the Client to NationsBanc; (xi) no Receivable will have a due date that is more than 30 days from the invoice date unless otherwise approved by NationsBanc; (xii) no other sale, assignment or grant of a security interest or lien of any kind whatsoever presently exists or will hereafter be created in favor of any person or entity with respect to the Receivable; (xiii) any and all information furnished by the Client to NationsBanc in connection with the sale of the





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         Receivable will be true and correct at the time that such information is famished to NationsBanc; (xiv) the Client has strictly complied with all applicable laws and regulations in connection with the Clients sale of products or services giving rise to the Receivable; (xv) the Client will use all proceeds from the sale of Receivables solely for business purposes; and (xvi) each Receivable will be payable in United States dollars.

                  (b) The Client authorizes NationsBanc to represent and warrant to any subsequent transferee or assignee of any Receivable that the Receivable represents a legally valid indebtedness of the Account Debtor for the amount of such Receivable and that there are no known defaults, offsets or counterclaims with respect to the Receivable. The Client shall indemnify NationsBanc from and against any liability incurred by NationsBanc, or any claims made against NationsBanc, as a result of any such representation or warranty by NationsBanc.

         5. Covenants of Client The Client shall comply with each of the following covenants during the term hereof:

                  (a) The Client shall deliver to NationsBanc from time to time such financial statements as NationsBanc may request. NationsBanc may, at any time during normal business hours, inspect, verify and check all of the Clients books, accounts, records, orders, correspondence and papers that NationsBanc deems relevant to the Receivables. NationsBanc shall be entitled, without limitation, to inspect and audit the Clients books, records, accounts, files or inventory and make extracts or copies thereof.

                  (b) The Client shall do or cause to be done all things necessary to preserve and keep in fall force and effect its existence, rights and privileges as a corporation or partnership, as the case may be, under the laws of its state of organization.

                  (c) The Client will not create, incur, assume or suffer to exist any lien or other encumbrance (except in favor of NationsBanc) on: (i) the Receivables, (whether now existing or hereafter arising);
         (ii) any inventory now or hereafter owned by the Client. or (iii) any proceeds of the foregoing.

                  (d) The Client shall not merge into or with, consolidate with, acquire control of, or sell all or a substantial part of its assets to, any other person or entity. In addition, the, Client shall not suffer or permit any change in the ownership or control of its outstanding capital stock or other equity securities, without prior written consent from NationsBanc.




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                  (e) Notwithstanding any contrary provision set forth herein, the Client shall not sell or tender for sale to NationsBanc any Receivable if: (i) complete deliveries shall not have been made under any agreement, representation or understanding between the Client and the Account Debtor under the Receivable; (ii) there is any disagreement or dispute with respect to the quality. quantity or consideration of the debt or any applicable product or service relating to the Receivable; or (iii) the Receivable is not for a certain, definite, undisputed and liquidated amount.

                  (f) The Client shall notify NationsBanc of any Insolvency with respect to any Account Debtor as promptly as practical after the Client becomes aware of such Insolvency. For purposes hereof, Insolvency shall be deemed to have occurred when:

                           (i) a general meeting of unsecured creditors shall be
                  called by the Account Debtor or on behalf of the Account
                  Debtor;

                           (ii) a voluntary or involuntary proceedings shall
                  have been instituted in a United States Bankruptcy Court to adjudge an Account Debtor bankrupt;

                           (iii) a petition shall have been filed in a United
                  States Bankruptcy Court for the corporate reorganization of an Account Debtor (Chapter X) or for the arrangement of the debts of an Account Debtor (Chapter XI);

                           (iv) a receiver is appointed of the whole or any part
                  of the property of an Account Debtor;

                           (v) an Account Debtor, or a third party on behalf of
                  an Account Debtor, shall have made a general offer of compromise, in writing, to his, her or its creditors for less than his, her or its indebtedness;

                           (vi) possession shall have been taken of an Account
                  Debtors assets under an assignment or deed of trust executed by the debtor for the benefit of his, her or its creditors;

                           (vii) a creditors committee shall have been formed
                  for the sole purpose of liquidation;

                           (viii) possession shall have been taken of an Account
                  Debtors business assets under a chattel mortgage given thereon;

                           (ix) a sale in bulk is made of an Account Debtors
                  property;





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                           (x) an Account Debtors assets shall have been sold
                  under a writ of execution or attachment, or a writ of execution shall I have been returned unsatisfied;

                           (xi) an Account Debtor shall have absconded;

                           (xii) an Account Debtors assets shall have been sold
                  under a distraint or levy by any taxing authority, or by a landlord;

                           (xiii) an Account Debtor shall file an assignment or
                  make a proposal to creditors under the Canadian Bankruptcy
                  Act;

                           (xiv) a Receiving Order is made against an Account
                  Debtor under the Canadian Bankruptcy Act;

                           (xv) an Account Debtors assets shall have been sold
                  under the Canadian Bank Act; or

                           (xvi) a Winding-Up Order under the Dominion
                  Winding-Up Act (Canada) is made against an Account Debtor.

         6. Attorney-in-Fact. NationsBanc shall be entitled to bring suit in its name or in the name of the Client, or both of them to collect or enforce any Receivable assigned hereunder. The Client hereby makes, constitutes and appoints NationsBanc and each of its officers, or any person whom NationsBanc may designate, with full power of substitution, the true and lawful attorney of the Client, and authorizes the attorney or his. her or its substitute, at the Client's cost and expense, to execute all documents in the Client's name, and to do all other things necessary or appropriate to carry out this Agreement including without limitation: (a) endorsing the name of the Client upon any checks or other instruments that may come into NationsBanc's possession in payment of Receivables; (b) endorsing the name of the Client on any freight or express bill or bill of lading relating to any Receivable; and (c) taking all action as NationsBanc deems appropriate, including without limitation the execution and filing of financing statements, in the name of and on behalf of the Client to perfect any of the security interests granted to NationsBanc herein. If the Client defaults in the performance of its obligations hereunder or if NationsBanc terminates this Agreement, NationsBanc or the attorney-in-fact hereunder is hereby authorized to notify postal authorities to change the address for delivery of mail to the Client to such address as NationsBanc or such attorney-in-fact may designate and to receive and open mail addressed to the Client to enable NationsBanc to carry out this Agreement, The Client hereby ratifies and approves all acts of the attorney-in-fact and agrees that neither NationsBanc nor the attorney-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power is coupled with an interest and is irrevocable so long as any Receivable assigned and sold to NationsBanc remains unpaid.




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         7. Waiver. The waiver by NationsBanc of any particular breach by the
Client of a provision of this Agreement, or NationsBanc's failure to exercise; a right granted to it herein, shall not constitute a waiver of any subsequent breach or any other right.

         8. Indemnity and Repurchase Obligations.

                  (a) Barnett's purchase of a Receivable on a non-recourse basis shall not relieve the Client from any liability that might arise out of the Clients breach of any representations, warranties or agreements hereunder, or out of any unauthorized or fraudulent acts of the Client, its officers, employees or agents. In the event of any such breach or any such unauthorized or fraudulent act, the Client agrees that the Receivable shall be considered to have been purchased by NationsBanc with full recourse and shall upon NationsBanc's request be purchased by the Client for the outstanding balance thereof

                  (b) If any Account Debtor rejects or returns any merchandise after assignment of the applicable Receivable to NationsBanc or if any Account Debtor asserts any claim or defense against NationsBanc or the Client with respect to any Receivable assigned to NationsBanc or if any Account Debtor disputes any Receivable in whole or in part, the Client shall immediately upon Barnett's request repurchase the applicable Receivable for the outstanding balance thereof NationsBanc may in its discretion: (i) charge the Reserve Account with the amount of such Receivable; or (ii) require the Client to replace such Receivable with one or more other Receivables that arc acceptable to NationsBanc, If the Client obtains possession of any returned or rejected merchandise, then the Client shall hold such merchandise in trust for NationsBanc, at the Clients risk and expense, until the Client has repurchased the applicable Receivable from NationsBanc in accordance with the terms hereof.

                  (c) The Client shall indemnify NationsBanc from and against all losses, damages. liabilities and costs, including attorneys fees (whether incurred in connection with trial or appellate proceedings or otherwise), incurred by NationsBanc as a result of or in connection with: (i) any claim or defense which any Account Debtor or other person may have or assert against the Client or NationsBanc; or (ii) any breach of any of the Clients representations, warranties or agreements contained herein. If the Client incurs any indemnity obligations hereunder with respect to any Receivable, the Client shall, without limitation, upon NationsBanc's request repurchase the Receivable for a price equal to the outstanding balance of the Receivable.






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                  (d) NationsBanc shall have the right to charge (by setoff or otherwise) the Reserve Account or any of the Clients accounts maintained with any Bank (as defined herein), Without notice, for the amount of any of the Clients indemnity or other obligations hereunder.

                  (e) The remedies set forth in this Agreement or otherwise available under applicable law shall be cumulative, and no election by NationsBanc to exercise any remedy shall preclude it from thereafter exercising any other remedy.

         9. Termination. No termination or cancellation (regardless of cause or procedure) of the transactions or relationship contemplated under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Client or the rights of NationsBanc relating to any transaction or event occurring prior to such termination or cancellation. All undertakings, agreements, indemnifications, covenants, warranties and representations contained herein shall survive such termination or cancellation.

         10. Expenses. The Client agrees to. pay, and save NationsBanc harmless against liability for the payment of, all out-of-pocket expenses arising in connection with the transactions contemplated herein (including any modifications relating hereto). Such expenses include, without limitation, the following: (a) any and all state documentary stamp taxes or other taxes (including interest and penalties, if any) which may be determined to be payable with respect to the execution and delivery of this Agreement or any assignment or other document executed in connection with this Agreement or any such modification; and (b) all search fees and filing fees incurred in connection with the transactions contemplated herein. The Client shall also pay all of NationsBanc's costs of enforcing this Agreement including NationsBanc's employee travel expenses, court costs and fees of attorneys and legal assistants (whether incurred in connection with trial or appellate proceedings).

         11. Security Interest.

                  (a) In order to secure the Clients obligations to NationsBanc under this Agreement, as the same may be amended or restated from time to time, whether now existing or hereafter arising, including without limitation the Clients obligation to indemnify NationsBanc, the Client hereby grants to NationsBanc a continuing security interest in: (i) all Receivable-q now or hereafter owned by the Client; (ii) all funds or other assets of the Client now or hereafter held by NationsBanc or any Bank (as defined herein); (iii) all checking, savings, deposit and other accounts, together with all funds now or hereafter held therein, now or hereafter maintained by the Client with NationsBanc or any Bank;
         (iv) all of the Clients books, records, computer disks, tapes and software; (v) the Reserve Account and all funds now or hereafter held therein; (vi) all amounts now or hereafter owed by





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         NationsBanc or any Bank to the Client; and (vii) any and all proceeds of any of the foregoing assets. For purposes hereof, the term "Bank" shall mean: (i) any bank or other financial institution that is now or hereafter a direct or indirect subsidiary of NationsBanc Banks, Inc. ("BBI") (or any successor to DBI) or that is now or hereafter directly or indirectly controlled by BBI; and (ii) any other bank or financial institution that is now or hereafter related to or affiliated with NationsBanc through common control (direct or indirect) or otherwise. The Client shall from time to time at 13arrietts request execute, and file in such filing offices as NationsBanc may request, such financing statements as NationsBanc may require to perfect the security interests granted herein.

                  (b) The Client authorizes and empowers NationsBanc, in its sole discretion, at any time after any default by the Client in the performance of its obligations hereunder to direct any Bank to: (i) place a hold on the Clients checking and other accounts now or hereafter maintained at the Bank; and (ii) appropriate funds from any such account and remit the same to NationsBanc. Each Bank is authorized to comply with each such direction made by NationsBanc without any duty to determine whether such direction, or any action pursuant thereto, is authorized hereunder or otherwise complies with the terms hereof No such Bank, shall have any liability to the Client or any other entity as a result of the Banks complianco with any such direction, and the Client shall indemnify each Bank from and against all such liability. NationsBanc is authorized to apply all funds received by it hereunder to the Clients obligations in turh order as NationsBanc may elect. The parties acknowledge that the amount held in each such account may exceed the amount of the. Clients obligations as ultimately determined. The Client agrees that neither NationsBanc nor any Bank, nor any of their respective affiliates, shall be liable for the dishonor of any item as the result of a hold being placed on the Clients accounts or as the result of any appropriation of funds in any such account in accordance with the terms hereof.

         12. Notices. Any notice or other communication required or permitted hereunder shall be In writing and shall be delivered by (a) personal delivery;
(b) courier; or (c) certified or registered mail, postage prepaid. Any such notice shall be decinod givon upon its being sent to the following address.

If NationsBanc, at:                 NationsBanc Business Finance Corp.
                                    50 North Laura Street
                                    17th Floor
                                    Jacksonville, FL 32202-3664
                                    Attn: Doug Monda






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If the Client, at:                Health & Nutrition Systems International, Inc.
                                  3750 Investment Lane  #5
                                  West Palm Beach, FL 33404
                                  Attn: Steven Pomerantz

         13. Third Parties. Each of the Banks is a third party beneficiary of this Agreement, and each Bank is authorized to: (a) enforce its rights hereunder against the Client: and (b) comply with any request or direction of NationsBanc under or in connection with this Agreement. If at any time NationsBanc is entitled to charge or debit the Clients account maintained with any Bank or if at any time NationsBanc is entitled to offset the Clients obligations against funds in any such account, each Bank is authorized to pay over and remit funds in any such account to NationsBanc upon any request of NationsBanc. No such Bank shall be required to inquire into NationsBanc's authority to make any such request, arid no Bank sha)l have any liability to the Client as a result of the Banks compliance with any such request (whether or not such request is authorized hereunder).

         14. Account Statements. NationsBanc may from time to time send the Client statements showing the status of the Clients accoiints hereunder. Each such statement shall constitute an account stated and shall be binding upon the Client with respect to the matters shown therein except to the extent that the Client, not later than 30 days after the date of each statement, provides NationsBanc with written exceptions to the statement.

         15. Miscellaneous. This Agreement shall be governed and construed in accordance with Florida law. The Client shall not assign this Agreement without the prior written consent of NationsBanc. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hcreto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof, excepting only assignments and schedules thereto that may be executed from time to time. This Agreement sliall not be modified except by writtcn instrurnont signed by all of tho parties hereto. The Client agrees to execute such further instruments as may be required by NationsBanc to evidence the transactions contemplated herein. If any provision of this Agreement is found invalid, the remaining provisions of this Agreement shall not be affected thereby. Nothing set forth herein or otherwise shall; (a) render the parties partners of one another; or (b) constitute the Client as an agent of NationsBanc.

         16. Term. The term of this Agreement shall be for an initial term of I year (12 Months) from the date of execution and shall be automatically renewed for successive renewal terms of I year (12 Months) periods each unless terminated at the end of the initial term or any renewal term by any party giving,the other wTitten notice of termination at least sixty (60) days prior to the end of such period. If the Client obtains alternatc finauicing rroin any NationsDanc or NationsBank affiliate, and wishes to terminate this Agrooment, the remaining term of this Agreement will be waived.




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         17. Jury Trial Waiver. NationsBanc, the Client and, if applicable, the guarantors set forth below, hereby knowingly, voluntarily and intentionally waive any right any may have to a trial by jury in respect of any litigation based on this agreement, the guaranty set forth below or any transactions contemplated herein or therein, or arising out of, under or in connection with this agreement, such guaranty or any related document, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto, to the guaranty or to any related document. The parties consent to jurisdiction and venue in the state or federal courts in any county where NationsBanc maintains an office. This provision is a material inducement for the parties entering into the subject transaction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.


NationsBanc Business Finance Corp.          Health & Nutrition Systems
                                            International, Inc.




By:                                         By:
   ---------------------------------           --------------------------------
   Doug Monda                                  Steven Pomerantz
   Its: Director                               Its: President








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                               GUARANTY OF PAYMENT

         For good and valuable consideration, each of the undersigned guarantors (collectively, the "Guarantors"), jointly and severally. hereby unconditionally and irrevocably guarantees to NationsBanc Business Finance Corporation ("NationsBanc") the full, prompt and unconditional payment and performance, when due, of all obligations (collectively, the "Obligations") of Health & Nutrition Systems Intemational,.Inc. (the "Client") now or hereafter due under the foregoing Factoring Agreement between NationsBanc and the Client (as such agreement may from time to time be amended or restated). Each of the Guarantors also agrees, jointly and severally, to pay all costs (including attorneys fees whether incurTed in connection with collection, trial, appeal or otherwise) of collection against the Guarantors under this Guaranty. Each Guarantor shall provide NationsBanc with such financial statements and tax returns as NationsBanc may from time to time request. Each Guarantor agrees that from time to time NationsBanc may, without notice to the Guarantors and without affecting any liability of any Guarantor: (a) exchange, release, sell (by foreclosure or otherwise), apply, or otherwise deal with any collateral for payment or performance of the Obligations at the election of NationsBanc, (b) release any guarantor or other person at any time liable for the Obligations or any part thereof; (c) extend, renew, or modify the terms of or accelerate the Obligations, in whole or in part; (d) modify the terms of the foregoing Factoring Agreement or any other document in any way related to any Obligations; or (e) waive or fail to enforce any of its rights under any agreement evidencing, relating to or securing the Obligations. Except as prohibited by applicable law, each of the Guarantors waives any right to require NationsBanc:
(a) to continue providing factoring or other services to the Clients; (b) to make any presentment, protest, demand or notice of any kind, including notice of any nonpayment of the Obligations or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of the Client, NationsBanc, any surety, endorser, or other guarantor in connection with the Obligations or in connection with the creation of new or additional obligations;
(c) to resort for payment or to proceed directly or at once against any person, including the Client or any other guarantor; (d) to proceed directly against or exhaust any collateral held by NationsBanc from the Client, any guarantor or any other person; (e) to pursue any other remedy within NationsBanc's power; or (f) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever. Each of the Guarantors also waives any and all rights, claims and defenses arising by reason of: (a) any "one action" or "anti-deficiency" law or any other law which may prevent NationsBanc from bringing any action, including a claim for deficiency, against any of the Guarantors, before or after NationsBanc's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by NationsBanc which destroys or otherwise adversely affects any of the Guarantors subrogation rights or any of the Guarantors rights to proceed against NationsBanc for reimbursement, including without limitation, any loss of rights that any of the Guarantors may suffer by reason of any law limiting, qualifying or discharging the Obligations; (c) any disability or other defense of the Client of any other guarantor, or of any other person, or by reason of the cessation of the Client's liability for any reason whatsoever, other than payment in full in legal tender, of the Obligations; (d) any right to claim discharge of the Obligations on the basis of





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

unjustified impairment of any collateral for the Obligations; (e) any statute of limitations; or (f) any defenses given to guarantors at law or in equity other than actual payment and performance of tho Obligations. If the Client or any other person at any time pays any of the Obligations, and thereafter NationsBanc is required to remit the amount of that payment to the Client's trustee in bankruptcy or to any similar person, under any federal or state bankruptcy law or law for tho relief of debtors, the Obligations shall be considered unpaid for the purpose of enforcement of this Guaranty. Each of the Guarantors further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty by virtue of any right of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Client or any Guarantor. Each of the Guarantors agrees that, upon the occurrence of a default under the Factoring Agreement, NationsBanc may exercise against any or all of the Guarantors any or all of the rights NationsBanc may have against the Client, including (without limitation) any right of setoff. Each of the Guarantors also agrees that the paragraphs of the Factoring Agreement under the heading "Miscellaneous" and "Jury Trial Waiver" shall apply to this Guaranty as well, and the Guarantors shall be bound by the terms thereof. No formal acceptance of this Guaranty by NationsBanc is necessary to make this Guaranty effective. The failure of any person named below as a Guarantor or any other person to sign this Guaranty shall not discharge or otherwise impair the liability of any person who signs this Guaranty. This Guaranty shall be a continuing guaranty.

Dated:   November 03, 1998

                                               Guarantor:



                                               --------------------------------
                                               Steven Pomerantz



                                               --------------------------------
                                               Tony Musso



                                               --------------------------------
                                               Other 30% Owner ?







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

                         ADDENDUM TO FACTORING AGREEMENT

         The Factoring Agreement between Banc of America Business finance Corporaiton (formerly known as NationsBanc Business Finance Corporation) and Health & Nutrition Systems International, Inc. dated November 4, 1998 is amended as follows:

         A. The Purchase Price of accounts receivable, as stated in paragraph 1(a) of the Factoring Agreement shall be 97% of the face value thereof.

         B. The monthly minimum of $1,250 as outlined in paragraph 3(b) will be increased to $5,500. If Health & Nutrition Systems International Inc, fees are less than $5,500, Health & Nutrition Systems International, Inc. has the option to make up the difference the following month.

         C. The terms of this Agreement shall be for an initial term of 12 months ("Term") from the date of execution and shall be automatically renewed for successive renewal terms of Term periods each unless terminated at the end of the initial term or any renewal term by the Client giving Bank of American written notice of termination at least sixty (60) days prior to the end of each period. If the Client obtains alternate financing from any Bank of America of NationsBank affiliate, and wishes to terminate this Agreement, the remaining term of this Agreement will be waived. bank of America shall be excused from performing any obligation(s) to Client in the event Client commits an Event of Default Bank of America may terminate this Agreement by giving thirty (30) days notice, except that in the event Client commits an Event of Default, Bank of America may terminate immediately and without notice. Notwithstanding termination, Bank of America shall retain all of its rights, including all lien rights in the Receivable until all obligations due Bank of America are fully discharged.

         This Addendum is hereby made apart of the Factoring Agreement. All other rights, terms and conditions of the original Factoring Agreement remain in effect.

Banc of America Business Finance      Health & Nutrition Systems International,
     Corporation                             Inc.



By:                                   By:
   ------------------------------        --------------------------------------

Title:                                Title:
      ---------------------------            ----------------------------------







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